SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ------------------------------

                                   Form 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Prime Retail, Inc.
              (Exact name of registrant as specified in its charter)


            Maryland                                             38-2559212
            --------                                             ----------
 (State of incorporation or organization)                     (I.R.S. Employer
                                                             Identification No.)

           100 East Pratt Street
              Nineteenth Floor
             Baltimore, Maryland                                     21202
            -------------------                                      -----
   (Address of principal executive offices)                        (Zip Code)

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              ------------------------------
      None

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

       10.5% Series A Senior Cumulative Preferred Stock, $0.01 par value
                              (Title of class)

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to Be Registered.

                  Item 1 is hereby amended and supplemented as follows:

     The securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, are the Registrant's 10.5% Series A Senior Cumulative Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"). A description of the Series A Preferred Stock is set forth under the caption "Description of the Capital Stock of New Prime - New Prime Series A Preferred Shares" in the Prospectus of the Registrant's Registration Statement on Form S-4 (No. 333-50139) originally filed by the Registrant with the Securities and Exchange Commission on April 15, 1998, as amended through the date hereof (the "Registration Statement"). The description of the Series A Preferred Stock, as set forth in the Registration Statement, is incorporated herein by reference.

     The Series A Preferred Stock trades on the OTC Bulletin Board under the trading symbol "PMREP". The Series A Preferred Stock was previously listed on the New York Stock Exchange under the trading symbol "PRT.PRA". The Series A Preferred Stock remains publicly traded and the Registrant continues to be subject to all applicable Securities and Exchange Commission rules and regulations.

Item 2.           Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    PRIME RETAIL, INC.



                                    By:          /s/ C. Alan Schroeder
                                             -----------------------------------
                                    Name:    C. Alan Schroeder
                                    Title:   Executive Vice President -
                                             General Counsel and Secretary

Date: November 15, 2001